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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                               September 10, 2001
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                Date of Report (date of earliest event reported)



                     McLAREN PERFORMANCE TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)



       Delaware                    0-16176                   84-1016459
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(State or other                  (Commission              (I.R.S. Employer
jurisdiction                     File Number)            Identification No.)
of incorporation)



               32233 West Eight Mile Road, Livonia, Michigan 48152
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               (Address of principal executive offices) (Zip Code)



                                 (248) 477-6240
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               Registrant's telephone number, including area code



   --------------------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.  Other Events.

On September 10, 2001, McLaren Performance Technologies, Inc. issued the following press release:

     Hayden Harris Elected Chairman, McLaren Performance Technologies

     Livonia, Mich. (September 10, 2001)--McLaren Performance Technologies, Inc. (NASDAQ: MCLN) announced today that Hayden Harris (59) has been elected Chairman, of the company's Board of Directors. Harris succeeds Lawrence (Larry) Cohen (57), who stepped aside. Cohen will remain on the McLaren Performance Technologies Board as a Director.

     The Livonia, Mich.-based developer and manufacturer of automotive powertrain systems said that Larry Cohen's contribution to McLaren Performance has truly been immeasurable, and the company recognizes that with Cohen's ever-expanding activity in other developing business ventures, the time was right to rotate the Chairman's seat--particularly now that a new management team is in place. Among his other achievements, Cohen initiated and completed the company's first public offering along with the merger of the California-based ASHA Corporation--with what was then McLaren Engines--to form the publicly traded entity, McLaren Performance Technologies.

     Hayden Harris has been a member of the McLaren Performance Technologies Board since 2000, and is a general partner in Ann Arbor, Mich.-based EDF Ventures--a venture capital firm which specializes in technology-driven investments. He also serves as a member of the Board of Directors of Emerald BioAgriculture, Inc., a developer of environmentally safe agricultural products, along with Media Station, Inc., a broadband home entertainment services provider and TherOx, Inc., a developer of oxygen delivery devices for the medical industry which he co-founded. Harris also co-founded Xtera Communications, a provider of telecommunications equipment, and is a co-inventor of key pieces of the Company's patented technology. He was appointed by Michigan Governor John Engler to both the Corporate Board and Executive Committee of the Michigan Economic Development Corporation.

     Earlier in his career, Hayden Harris conducted merger and acquisition activities for TRW, Inc. He holds a Masters in Business Administration (MBA) and a Bachelor of Science (BS) degree from the University of Southern California.

     A former hydroplane boat designer, builder and racer, Harris further participated in West Coast Midget and Sprint car arenas before pursuing competitive aerobatic flying.

     According to Steven Rossi, president and chief executive officer, McLaren Performance Technologies, "We look forward to drawing on Harris' unique business background--particularly in the area of turnarounds and the technology sector--along with his passion for performance to further strengthen our McLaren Performance growth offensive."

     McLaren Performance Technologies provides full-service design, development, fabrication, manufacturing, testing, validation, and certification of engines, powertrains and related components. It develops and licenses patented traction-control technology and has full
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vehicle development and prototyping capability. McLaren Performance Technologies was first established as the engine development company for Bruce McLaren Motor Racing, in 1969.

     This release contains forward-looking statements within the meaning of
Section 21E of the securities Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives. The forward-looking statements herein are based on current expectations that involve judgments with respect to, among other things, future economic, competitive, and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond control of the Company. Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any one of the assumptions could be inaccurate and, there fore, can be no assurance that the forward-looking statements included in this release will prove to be accurate.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   McLAREN PERFORMANCE TECHNOLOGIES, INC.



Date: September 10, 2001           By:  /s/ Steven Rossi
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                                      Steven Rossi
                                      President and Chief Executive Officer